                                                                 EXHIBIT 10.2



                        COMMUNITY NATIONAL CORPORATION

                          --------------------------

                              Guaranty Agreement

                          --------------------------



         THIS AGREEMENT is entered into this day of __________, 1997 (the "Effective Date"), by and between Community National Corporation (the "Company") and Howard W. Tignor (the "Employee").

         WHEREAS, the Employee has heretofore been employed by Lexington First Federal Savings Bank (the "Bank") as its President and Chief Executive Officer, is experienced in all phases of the business of the Bank, and has become the President and Chief Executive Officer of the Company; and

         WHEREAS, the Board of Directors (the "Board") of the Company believes it is in the best interests of the Company to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and the Company, and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties; and

         WHEREAS, the parties desire by this writing to set forth the continuing employment relationship between the Company and the Employee.

         NOW, THEREFORE, it is AGREED as follows:

         1. Employment. The Employee is employed as the President and Chief
            ----------
Executive Officer of the Company. The Employee shall render such administrative and management services for the Company as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company. The Employee's other duties shall be such as the Board may from time to time reasonably direct, including normal duties as an officer of the Company.

         2. Consideration from Company: Joint and Several Liability. In lieu of
            --------------------------
paying the Employee a base salary during the term of this Agreement, the Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with the Bank for the payment of all amounts due under the employment agreement (the "Bank Agreement") of even date herewith between the Bank and the Employee, provided that Section 10(c) of the Bank Agreement shall be inapplicable to this Agreement. Nevertheless, the Board may in its discretion at any time during the term of this Agreement agree to pay the Employee a base salary for the remaining term of this Agreement. If the Board agrees to pay such salary, the Board shall thereafter review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

     3. Discretionary Bonuses; Participation in Retirement, Medical and
        ---------------------------------------------------------------
Other Plans. The Employee shall participate in an equitable manner with all
-----------
other senior management employees of the Company in discretionary bonuses that the Board may award from time to time to the Company's senior management employees, as well as in (i) in the same manner as for all other employees of the Company for any of the following plans or programs that the Company may now or in the future maintain: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, auto allowance/auto lease, retirement, pension, and/or other present or future qualified plans provided by the Company; and (ii) any fringe benefits which are or may become available to the Company's senior management employees, including for example: any stock option or incentive compensation plans, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement.

     4. Indemnification. The Company agrees that its Bylaws shall continue to
        ---------------
provide for indemnification of directors, officers, employees and agents of the Company, including the Employee, during the full term of this Agreement, and to at all times provide adequate insurance for such purposes.

     5. Successors and Assigns.
        ----------------------

        (a) Company. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

        (b) Employee. Since the Company is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

        (c) Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     6. Amendments. No amendments or additions to this Agreement shall be
        ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     7. Applicable Law. Except to the extent preempted by Federal law, the laws
        --------------
of the State of Tennessee shall govern this Agreement in all respects, whether as to its validity, construc tion, capacity, performance or otherwise.

     8. Severability. The provisions of this Agreement shall be deemed severable
        ------------
and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     9. Entire Agreement. This Agreement, together with any understanding or
        ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.


ATTEST:                                         COMMUNITY NATIONAL CORPORATION


                                                By:
---------------------------------                  ----------------------------
Secretary                                          Its Chairman of the Board



WITNESS:




---------------------------------                  ----------------------------
                                                   Howard W. Tignor

                                      -3-